 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-221493
Prospectus Supplement (to Prospectus dated December 1, 2017)
4,600,000 shares
Common Stock
We are offering 4,600,000 shares of our common stock, $0.0001 par value per share, in this offering.
Our common stock is traded on the Nasdaq Capital Market under the symbol “CKPT.” On March 7, 2018, the last reported sale price of our common stock on the Nasdaq Capital Market was $5.34 per share.
	Per share	Total
Public offering price	$4.35	$20,010,000
Underwriting discount and commissions(1)	$0.348	$1,600,800
Proceeds to Checkpoint, before expenses	$4.002	$18,409,200

(1)
See “Underwriting (Conflicts of Interest)” for additional information regarding underwriting compensation.

We have granted the underwriters an option for a period of 45 days from the date of this prospectus supplement to purchase up to 690,000 additional common shares.
Investing in our common stock involves a high degree of risk. See “ Risk Factors ” beginning on page S-7.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the common stock on or about March 12, 2018 only in book-entry form through the facilities of The Depository Trust Company.
National Securities Corporation is acting as representative for the underwriters in connection with this offering. An affiliate of Fortress Biotech, Inc. (“Fortress”) holds a majority interest in National Securities Corporation and we are a majority controlled subsidiary of Fortress. As a result, National Securities Corporation is deemed to have a “conflict of interest” under Rule 5121(f)(5) of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Accordingly, this offering will be conducted in accordance with the applicable provisions of Rule 5121, which requires, among other things, that a “qualified independent underwriter” participate in the preparation of, and exercise the usual standards of  “due diligence” with respect to, the registration statement and this prospectus. Lake Street Capital Markets, LLC has agreed to act as a “qualified independent underwriter” within the meaning of Rule 5121 in connection with this offering.
Sole Book-Running Manager
National Securities Corporation
Lead Manager
H.C. Wainwright & Co.
March 8, 2018

Prospectus Supplement
Prospectus
S-i

About this prospectus supplement
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this common stock offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
Neither we nor the underwriters have authorized anyone to provide information different from that contained in this prospectus supplement and the accompanying prospectus, including any free writing prospectus that we have authorized for use in this offering. When you make a decision about whether to invest in our common stock, you should not rely upon any information other than the information in this prospectus supplement or the accompanying prospectus, including any free writing prospectus that we have authorized for use in this offering. Neither the delivery of this prospectus supplement or the accompanying prospectus, including any free writing prospectus that we have authorized for use in this offering, nor the sale of our common stock means that information contained in this prospectus supplement and the accompanying prospectus, including any free writing prospectus that we have authorized for use in this offering, is correct after their respective dates. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement.
We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
Unless otherwise stated, all references in this prospectus to “we,” “us,” “our,” “Checkpoint,” the “Company” and similar designations refer to Checkpoint Therapeutics, Inc. and our subsidiaries. This prospectus supplement contains trademarks and trade names of Checkpoint Therapeutics, Inc., including our name and logo. Other service marks, trademarks and trade names referred to in this document are the property of their respective owners.
S-ii

Special cautionary notice regarding forward-looking statements
Certain matters discussed in this prospectus supplement and the accompanying prospectus may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, or the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. The words “anticipate,” “believe,” “estimate,” “may,” “expect” and similar expressions are generally intended to identify forward-looking statements. Our actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation, those discussed under the caption “Risk Factors” and elsewhere in this prospectus supplement and the accompanying prospectus, as well as other factors which may be identified from time to time in our other filings with the Securities and Exchange Commission, or the SEC, or in the documents where such forward-looking statements appear. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements. Such forward-looking statements include, but are not limited to, statements about our:
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expectations for increases or decreases in expenses;

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expectations for the clinical and pre-clinical development, manufacturing, regulatory approval, and commercialization of our pharmaceutical product candidates or any other products we may acquire or in-license;

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use of clinical research centers and other contractors;

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expectations as to the timing of commencing or completing pre-clinical and clinical trials and the expected outcomes of those trials;

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expectations for incurring capital expenditures to expand our research and development and manufacturing capabilities;

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expectations for generating revenue or becoming profitable on a sustained basis;

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expectations or ability to enter into marketing and other partnership agreements;

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expectations or ability to enter into product acquisition and in-licensing transactions;

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expectations or ability to build our own commercial infrastructure to manufacture, market and sell our drug candidates;

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acceptance of our products by doctors, patients or payors;

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our ability to compete against other companies and research institutions;

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our ability to secure adequate protection for our intellectual property;

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our ability to attract and retain key personnel;

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availability of reimbursement for our products;

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estimates of the sufficiency of our existing cash and cash equivalents and investments to finance our operating requirements, including expectations regarding the value and liquidity of our investments;

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the volatility of our stock price; and

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expectations for future capital requirements.

The forward-looking statements contained in this prospectus supplement and the accompanying prospectus reflect our views and assumptions only as of the date of this prospectus supplement and the accompanying prospectus, respectively. Except as required by law, we assume no responsibility for updating any forward-looking statements.
S-iii

We qualify all of our forward-looking statements by these cautionary statements. In addition, with respect to all of our forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.
S-iv

Summary
This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” section contained in this prospectus supplement and our consolidated financial statements and the related notes and the other documents incorporated by reference herein.
Our business
We are a clinical-stage, immuno-oncology biopharmaceutical company focused on the acquisition, development and commercialization of novel treatments for patients with solid tumor cancers. Our lead product candidate is a fully-human monoclonal antibody licensed from the Dana-Farber Cancer Institute (“Dana-Farber”) that targets programmed death-ligand 1 (“PD-L1”). We commenced a Phase 1 clinical study for our anti-PD-L1 antibody, CK-301, in October 2017, evaluating the safety and tolerability of CK-301 in checkpoint therapy-naïve patients with selected recurrent or metastatic cancers, and plan to develop CK-301 as a treatment for patients with non-small cell lung cancer (“NSCLC”) and other solid tumors. In addition, we are developing a small-molecule, targeted anti-cancer agent, CK-101, for the treatment of patients with epidermal growth factor receptor (“EGFR”) mutation-positive NSCLC. In September 2016 we commenced the Phase 1 portion of a Phase 1/2 clinical study for CK-101. Our pipeline also includes antibodies that target glucocorticoid-induced TNFR-related protein (“GITR”) and carbonic anhydrase IX (“CAIX”), in addition to oral, small-molecule, targeted anti-cancer agents that inhibit bromodomain and extra-terminal (“BET”) proteins and poly (ADP-ribose) polymerase (“PARP”).
We have also entered into various collaboration agreements with TG Therapeutics, Inc. (“TGTX”), a related party, to develop and commercialize certain assets in connection with our licenses in the field of hematological malignancies, while we retain the right to develop and commercialize these assets in solid tumors.
To date, we have not received approval for the sale of any product candidate in any market and, therefore, have not generated any product sales from any product candidates. In addition, we have incurred substantial operating losses since our inception, and expect to continue to incur significant operating losses for the foreseeable future and may never become profitable. As of September 30, 2017, we have an accumulated deficit of  $53.1 million.
We are a majority controlled subsidiary of Fortress.
Immuno-Oncology Agents
CK-301 (Anti-PD-L1) Program
Our anti-PD-L1 monoclonal antibody, CK-301, is a fully human antagonistic antibody designed to bind to PD-L1 and block its interaction with programmed cell death protein 1 (“PD-1”). Scientific literature indicates that PD-1 and its ligand PD-L1 are checkpoints of immune activation and play a very important role in negative regulation of T-cell effector function and proliferation. Physiological interaction between these molecules inhibits immune activation to prevent autoimmunity and to induce self-tolerance. Many different cancers take advantage of this pathway by expressing PD-L1 and triggering negative signaling in PD-1 expressing tumor reactive T-cells thus blocking an anti-tumor T-cell immune response.
Numerous preclinical and clinical studies of third party products have demonstrated that antibodies that block the interaction of PD-1 with its ligands, PD-L1 and PD-L2, or those that block only the interaction of PD-L1 with PD-1 can augment anti-tumor T-cell responses and lead to complete and lasting tumor eradication in a certain proportion of patients. Confirmed overall response rate (“ORR”) in the labels for the Food and Drug Administration (“FDA”) approved PD-1 and PD-L1 blocking antibodies was cited in the 20-45% range based on clinical trials in patients with metastatic melanoma and non-small cell lung cancer (“NSCLC”). Potent therapeutic anti-tumor responses due to blocking of PD-1/PD-L1 interaction has been demonstrated by these approved products in patients with various solid tumors including, but not limited to, NSCLC, melanoma, renal cell carcinoma (“RCC”), head and neck cancer, and urothelial carcinoma.

We are developing our anti-PD-L1 antibody for the treatment of patients with NSCLC, as well as other solid tumor oncology indications where studies of other PD-1/PD-L1 antibodies have shown to be effective. We licensed the exclusive worldwide rights to certain anti-PD-L1 antibodies from Dana-Farber in March 2015. Also in March 2015, we entered into a Global Collaboration Agreement with TGTX, a related party, to develop and commercialize anti-PD-L1 antibodies in the field of hematological malignancies. We retain the right to develop and commercialize our anti-PD-L1 antibodies in solid tumors. We believe that CK-301 has the potential to be effective in many oncological indications as a monotherapy or in combination with other anti-tumor immune response potentiating compounds and targeted therapies.
We commenced a Phase 1 clinical study for CK-301 in October 2017. The study is evaluating the safety and tolerability of CK-301 in checkpoint therapy-naïve patients with selected recurrent or metastatic cancers.
CK-302 (Anti-GITR) Program
Our anti-GITR monoclonal antibody, CK-302, is a fully human agonistic antibody that is designed to bind and trigger signaling in GITR expressing cells. Scientific literature indicates that GITR is a co-stimulatory molecule of the TNF receptor family and is expressed on activated T cells, B cells, natural killer (“NK”) and regulatory T-cells (“Treg”). As a co-stimulatory molecule, GITR engagement increases proliferation, activation, and cytokine production of CD4+ and CD8+ T-cells. We believe our anti-GITR monoclonal antibody abrogates immunosuppressive activity of natural Treg on expansion of T-effector cells. GITR-specific agonistic monoclonal antibodies under development by third parties have been shown to induce tumor regression in vivo through the activation of CD4+ T-cells, CD8+ T-cells and NK cells in a number of tumor models.
We are developing CK-302 for oncology indications where scientific literature supports the potential for an anti-GITR to be effective. We licensed the exclusive worldwide rights to anti-GITR antibodies from Dana-Farber in March 2015. Also in March 2015, we entered into a Global Collaboration Agreement with TGTX to develop and commercialize anti-GITR antibodies in the field of hematological malignancies. We retain the right to develop and commercialize anti-GITR antibodies in solid tumors. We believe that an anti-GITR antibody has the potential to be effective in many oncological indications as a monotherapy or in combination with an anti-PD-L1 or anti-CAIX antibody as well as other anti-tumor immune response potentiating compounds and targeted therapies.
Currently, we are in preclinical development for this program. In late 2016, we commenced CMC development activities, which include the construction and testing of a production cell line, the development of a manufacturing process for production of the antibody, as well as the development of suitable analytical methods to characterize the antibody. We plan to develop control mechanisms to satisfy GMP requirements and scale-up manufacturing in order to conduct the required pharmacology and toxicology studies to support a potential IND application.
Targeted Anti-Cancer Agents
CK-101 (also known as RX518) EGFR Inhibitor Program
We are developing CK-101 as an oral, third-generation, irreversible kinase inhibitor against selective mutations of EGFR. Activating mutations in the tyrosine kinase domain of EGFR such as L858R and exon 19 deletion are found in approximately 20% of patients with advanced NSCLC. Compared to chemotherapy, first-generation EGFR inhibitors significantly improved ORR and progression-free survival in previously untreated NSCLC patients carrying EGFR mutations. However, tumor progression could develop due to resistance mutations, often within months of treatment with first-generation EGFR inhibitors.
The EGFR T790M “gatekeeper” mutation is the most common resistance mutation found in patients treated with first-generation EGFR inhibitors. The mutation decreases the affinity of first-generation inhibitors to EGFR kinase domain, rendering the drugs ineffective. Second-generation EGFR inhibitors have improved in vitro potency against the T790M mutation, but have not provided meaningful benefits in NSCLC patients due to toxicity from also inhibiting wild-type EGFR.

Third-generation EGFR inhibitors are designed to be highly selective against the EGFR T790M mutation while sparing wild-type EGFR, thereby improving tolerability and safety profiles. In November 2015, Tagrisso® (osimertinib), a third-generation EGFR tyrosine kinase inhibitor (“TKI”) developed by AstraZeneca that specifically targets the EGFR activating and T790M resistance mutations, received accelerated FDA approval for the treatment of patients with metastatic EGFR T790M mutation-positive NSCLC who have progressed on or after EGFR TKI therapy. Tagrisso received full approval from the FDA in 2017 based on data from a randomized, Phase 3 trial, in which Tagrisso significantly improved progression-free survival (“PFS”) versus platinum-based doublet chemotherapy, providing 10.1 months of median PFS compared to 4.4 months from chemotherapy.
We are developing CK-101 for the treatment of NSCLC patients carrying the susceptible EGFR mutations. These include the EGFR T790M mutation in second-line NSCLC patients as well as the EGFR L858R and exon 19 deletion mutations in first-line NSCLC patients. We believe that CK-101 has the potential to be effective in these oncological indications as a monotherapy or in combination with other anti-tumor immune response potentiating compounds. Existing preclinical data from other programs support the combination of third-generation EGFR inhibitors with checkpoint inhibitors (PD-1 or PD-L1).
In March 2015, Fortress entered into an exclusive license agreement with NeuPharma, Inc. (“NeuPharma”), which agreement was assigned to us by Fortress on the same date, to develop and commercialize novel covalent third-generation EGFR inhibitors on a worldwide basis outside of certain Asian countries. In August 2016, the FDA accepted our IND application and we initiated a Phase 1/2 clinical study in September 2016. The Phase 1 portion of the study is evaluating the safety and tolerability of ascending doses of CK-101 in patients with advanced solid tumors to determine the maximum tolerated dose and / or recommended dose for the Phase 2 portion of the study. The Phase 2 portion is expected to evaluate the safety and efficacy of CK-101 in patients with EGFR mutation-positive NSCLC.
CK-102 (formerly CEP-9722) PARP Inhibitor Program
In December 2015, Fortress obtained the exclusive worldwide rights to develop and commercialize CK-102 (formerly CEP-9722) from Teva Pharmaceutical Industries Ltd., through its subsidiary, Cephalon, Inc., which license was assigned to us by Fortress on the same date. CK-102 is an oral, small molecule selective inhibitor of PARP-1 and PARP-2 enzymes in early clinical development for solid tumors.
PARP enzymes are involved in normal cellular homeostasis, such as DNA transcription, cell cycle regulation, and DNA repair. DNA repair enzymes such as PARP, whose activity and expression are up-regulated in tumor cells, are believed to contribute to resistance and dampen the effects of chemotherapy and radiation. By inhibiting PARP, certain cancer cells may be rendered unable to repair single strand DNA breaks, which in turn causes double strand DNA breaks and can lead to cancer cell death. Across multiple tumor types, including breast, ovarian and prostate cancer, PARP inhibitors have shown activity as a monotherapy against tumors with existing DNA repair defects, such as BRCA1 and BRCA2, and potential activity as a combination therapy when administered together with anti-cancer agents that induce DNA damage.
In November 2010, the licensor of CK-102 submitted an IND application to the FDA for CK-102 for the treatment of patients with advanced or metastatic solid tumors. Between 2009 and 2013, the licensor of CK-102 conducted three Phase 1 studies to evaluate the maximum tolerated dose, safety, pharmacokinetics, and pharmacodynamics of CK-102, as a single agent and in combination with chemotherapy in patients with advanced solid tumor cancers. Details of the studies are as follows:
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Study 1065, a first-in-human study of CK-102, was an open-label, non-randomized, dose-escalating Phase 1 study to identify the maximum tolerated dose of CK-102 and to evaluate the safety, pharmacokinetics, and pharmacodynamics of the combination treatment of CK-102 and temozolomide, administered at 150 mg/m2/day, in patients with advanced solid tumors. The study enrolled and dosed 26 patients at two sites in France and the United Kingdom. In the study, the combination of oral CK-102 and oral temozolomide given on days 1 to 5 of 28-day cycles was determined to be adequately tolerated with no indication of potentiation of the known toxicities of temozolomide. One patient with melanoma treated with CK-102 at 1000 mg/day demonstrated a confirmed partial response that lasted up to 5.8 months. The patient did not progress on the study. In addition, four patients treated with CK-102 at 300 to 750 mg/day experienced stable disease for at least two months. A dose of CK-102 of 750 mg/day in combination with the standard dose of temozolomide of 150 mg/m2/day was recommended as the regimen for further study.
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Study 1092 was a dose-escalation, open-label, phase 1 study to identify the maximum tolerated dose of CK-102 and to evaluate the safety, pharmacokinetics, and pharmacodynamics of CK-102 in combination with gemcitabine and cisplatin in patients with advanced solid tumors. In the study, conducted at three sites in France and Belgium, 18 patients were enrolled and received at least one dose of CK-102. Gemcitabine was administered at 1250 mg/m2 intravenously on day 1 and day 8 of each 21-day cycle. Cisplatin was administered at 75 mg/m2 intravenously on day 1 of each cycle, after the infusion of gemcitabine. The study was stopped before reaching its objective of determining the maximum tolerated dose of CK-102 when given in combination with cisplatin and gemcitabine due to the limited tolerability of the cisplatin and gemcitabine regimen and the variable exposure to the active moiety of CK-102 during the study.

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Study 2051 was a Phase 1, multicenter, open-label study to determine the maximum tolerated dose of CK-102 when administered as a single-agent in patients with advanced or metastatic solid tumors. In the study, conducted at four sites in the United States, 44 patients were enrolled and received at least one dose of CK-102. Though twelve patients had stable disease in the study, the variable systemic exposure to the active moiety of CK-102 within each cohort precluded any definitive efficacy conclusions. A dose of 750 mg administered twice daily was determined to be the maximum tolerated dose for CK-102 administered as a single agent.

We plan to develop CK-102 as both a monotherapy and in combination with other anti-cancer agents, including our immuno-oncology and checkpoint inhibitor antibodies currently in development. Due to the variable systemic exposure of the active moiety of CK-102 in the prior Phase 1 studies, we are currently evaluating a reformulation of the CK-102 drug product to improve its bioavailability prior to commencing a Phase 1b clinical study in advanced or metastatic solid tumors with existing DNA repair defects, such as BRCA1 and BRCA2. The commencement of a clinical study for CK-102 is contingent on a successful reformulation of the drug product.
CK-103 BET Inhibitor Program
We are developing CK-103, a novel, selective and potent small molecule inhibitor of BET bromodomains. TG-1601 binds to the first and second bromodomains (BD1, BD2) of the BET protein family, BRD2, BRD3, BRD4, and BRDT. A bromodomain is an amino acid protein domain that recognizes acetylated-lysine. The binding of the drug prevents interaction between BET proteins and both acetylated histones and transcription factors. Therefore, BET proteins, such as BRD4, are considered potential therapeutic targets in cancer, as they may play a pivotal role in regulating the transcription of key regulators of cancer cell growth and survival, including the c-Myc oncogene. BRD4 is often required for expression of c-Myc. Scientific literature has shown that small molecule inhibition of BET bromodomains may lead to selective killing of tumor cells across a broad range of hematologic malignancies and certain targeted solid tumors. We plan to develop CK-103 for the treatment of various advanced and metastatic solid tumor cancers, including, but not limited to, those associated with elevated c-Myc expression.
In May 2016, we entered into an exclusive license agreement with Jubilant Biosys Limited (“Jubilant”) to develop and commercialize novel compounds that inhibit BET bromodomains on a worldwide basis. Also in May 2016, we entered into a Sublicense Agreement with TGTX to develop and commercialize CK-103 in the field of hematological malignancies. We retain the right to develop and commercialize CK-103 in solid tumors. In 2017, we substantially completed the required CMC, pharmacology and toxicology activities to support a potential IND application filing in 2018.
Anti-CAIX Research Program
Our anti-CAIX is a fully human preclinical antibody designed to recognize CAIX expressing cells and kill them via antibody-dependent cell-mediated cytotoxicity (“ADCC”) and complement-dependent cytotoxicity (“CDC”). Scientific literature indicates that CAIX is a well characterized tumor associated antigen with expression almost exclusively limited to the cells of RCC. More than 85% of RCC cases have been demonstrated to express high levels of CAIX expression. There is very limited expression of this antigen on healthy tissue which we believe will limit reactivity of this antibody against healthy tissues.
In 2015, preclinical data were published in the peer-reviewed journal, Molecular Cancer, that demonstrated that our anti-CAIX antibodies could trigger killing of CAIX-positive human RCC cell lines in tissue culture via ADCC and CDC. The killing activity correlated positively with the level of CAIX expression on RCC tumor cell lines. In addition, the study demonstrated that our anti-CAIX antibodies inhibited growth of CAIX-positive tumors in a mouse xenograft model as well as led to the activation of T-cells and NK cells.
We plan to develop an anti-CAIX antibody for the treatment of patients with RCC in combination with an anti-PD-L1 and/or anti-GITR antibody as well as potentially other anti-tumor immune response potentiating compounds and/or targeted therapies.
We licensed the exclusive worldwide rights to certain anti-CAIX antibodies from Dana-Farber in March 2015. Currently, we are in preclinical development for this program. We will need to identify and optimize a lead anti-CAIX antibody to select as a clinical candidate, following which we plan to commence CMC development, pharmacology and toxicology activities in order to potentially submit an IND application in the future.
Company information
Our principal executive offices are located at 2 Gansevoort St., 9th Floor, New York, New York 10014, and our telephone number is (781) 652-4500. We maintain a website on the Internet at www.checkpointtx.com and our e-mail address is info@checkpointtx.com. Our Internet website, and the information contained on it, are not to be considered part of this prospectus supplement or the accompanying prospectus. For further information regarding us and our financial information, you should refer to our recent filings with the SEC. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

The Offering
Issuer
Checkpoint Therapeutics, Inc.
Common stock offered by us
4,600,000 shares
Common stock to be outstanding after the offering
29,968,575 shares
Use of Proceeds
We intend to use the net proceeds of this offering for the continued development of our product candidates, the potential in-license, acquisition, development and commercialization of other pharmaceutical products, and for general corporate purposes. See “Use of Proceeds” on page S-9.
Risk Factors
See “Risk Factors” beginning on page S-7 and in the documents incorporated by reference into this prospectus supplement for a discussion of factors that you should consider before buying shares of our common stock.
Conflict of Interest
National Securities Corporation is acting as representative for the underwiters in connection with this offering. An affiliate of Fortress Biotech, Inc. (“Fortress”) holds a majority interest in National Securities Corporation and we are a majority controlled subsidiary of Fortress. As a result, National Securities Corporation is deemed to have a “conflict of interest” under Rule 5121(f)(5) of FINRA. Accordingly, this offering will be conducted in accordance with the applicable provisions of Rule 5121, which requires, among other things, that a “qualified independent underwriter” participate in the preparation of, and exercise the usual standards of  “due diligence” with respect to, the registration statement and this prospectus. Lake Street Capital Markets, LLC has agreed to act as a “qualified independent underwriter” within the meaning of Rule 5121 in connection with this offering.
Nasdaq Capital Market Symbol
CKPT
The number of shares of common stock to be outstanding after the offering assumes no exercise of the underwriters’ option to purchase additional shares of common stock and is based on 25,368,575 shares of common stock and Class A common stock outstanding as of September 30, 2017.
The number of shares of common stock to be outstanding after this offering does not take into account:
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4,331,106 shares of common stock issuable upon the exercise of outstanding warrants with a weighted average exercise price of  $6.62 per share;

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60,000 shares of common stock issuable upon the exercise of outstanding stock options with a weighted average exercise price of  $5.43 per share; and

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an aggregate of 3,101,000 shares of common stock reserved for future issuance under our incentive plan.

Risk factors
Investment in our common stock involves risks. Before deciding whether to invest in our common stock, you should consider carefully the risk factors discussed below and those contained in the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2016, as amended, and our Quarterly Reports for the periods ended March 31, 2017, June 30, 2017 and September 30, 2017, as filed with the SEC on March 17, 2017 and amended on March 21, 2017, May 10, 2017, August 9, 2017 and November 3, 2017, respectively, which are incorporated herein by reference in their entirety, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC. If any of the risks or uncertainties described in our SEC filings actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.
Risks related to this offering
Future sales or other issuances of our common stock could depress the market for our common stock.
Sales of a substantial number of shares of our common stock, or the perception by the market that those sales could occur, could cause the market price of our common stock to decline or could make it more difficult for us to raise funds through the sale of equity in the future.
In connection with this offering, we, our directors and officers, and certain of our significant shareholders have entered into lock-up agreements for a period of 90 days following this offering (which period may be extended under certain circumstances). We and our directors and officers may be released from lock-up prior to the expiration of the lock-up period at the sole discretion of National Securities. See “Underwriting (Conflicts of Interest).” Upon expiration or earlier release of the lock-up, we and our directors and officers may sell shares into the market, which could adversely affect the market price of shares of our common stock.
Future issuances of common stock could further depress the market for our common stock.
If we make one or more significant acquisitions in which the consideration includes stock or other securities, our stockholders’ holdings may be significantly diluted. In addition, stockholders’ holdings may also be diluted if we enter into arrangements with third parties permitting us to issue shares of common stock in lieu of certain cash payments upon the achievement of milestones.
Our stock price can be volatile, which increases the risk of litigation, and may result in a significant decline in the value of your investment.
The trading price of our common stock has been and is likely to continue to be highly volatile and subject to wide fluctuations in price in response to various factors, many of which are beyond our control. These factors include:
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announcements relating to the clinical development of our product candidates;

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announcements concerning the progress of our efforts to obtain regulatory approval for and commercialize our product candidates or any future product candidate, including any requests we receive from the FDA, or comparable regulatory authorities outside the United States, for additional studies or data that result in delays in obtaining regulatory approval or launching these product candidates, if approved;

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the depth and liquidity of the market for our common stock;

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investor perceptions about us and our business;

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market conditions in the pharmaceutical and biotechnology sectors or the economy as a whole;

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price and volume fluctuations in the overall stock market;

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the failure of one or more of our product candidates or any future product candidate, if approved, to achieve commercial success;

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developments concerning product development results or intellectual property rights of others;

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litigation or public concern about the safety of our potential products;

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announcements of the introduction of new products by us or our competitors;

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actual fluctuations in our quarterly operating results, and concerns by investors that such fluctuations may occur in the future;

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deviations in our operating results from the estimates of securities analysts or other analyst comments;

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developments concerning current or future strategic collaborations;

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discussion of us or our stock price by the financial and scientific press and in online investor communities;

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health care reform legislation, including measures directed at controlling the pricing of pharmaceutical products, and third-party coverage and reimbursement policies; and

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additions or departures of key personnel.

In addition, equity markets in general, and the market for biotechnology and life sciences companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies traded in those markets. These broad market and industry factors may materially affect the market price of our common stock, regardless of our development and operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class-action litigation has often been instituted against that company. Such litigation, if instituted against us, could cause us to incur substantial costs to defend such claims and divert management’s attention and resources, which could seriously harm our business.
We have broad discretion to use the net proceeds from this offering and our investment of these proceeds pending any such use may not yield a favorable return.
Our management has broad discretion as to how to spend the proceeds from this offering and may spend these proceeds in ways with which our stockholders may not agree. Pending any such uses, we plan to invest the net proceeds of this offering in short-term and long-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders.
You will experience immediate and substantial dilution.
Since the public offering price of the shares of common stock offered pursuant to this prospectus supplement and the accompanying prospectus is higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. See “Dilution” in this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase shares of our common stock in this offering.
Fortress will continue to control a voting majority of our common stock following the offering.
Pursuant to the terms of the Class A common stock held by Fortress, Fortress is entitled to cast, for each share of Class A common stock held by Fortress, the number of votes that is equal to one and one-tenth (1.1) times a fraction, the numerator of which is the sum of the shares of outstanding common stock and the denominator of which is the number of shares of outstanding Class A common stock. Accordingly, as long as Fortress owns any shares of Class A common stock, it will be able to control or significantly influence all matters requiring approval by our stockholders, including the election of directors and the approval of mergers or other business combination transactions. The consummation of this offering will not impact Fortress’s holdings of Class A Common Stock, so Fortress will continue to be able to exercise such control and influence over the Company. The interests of Fortress may not always coincide with the interests of other stockholders, and Fortress may take actions that advance its own interests and are contrary to the desires of our other stockholders. Moreover, this concentration of voting power may delay, prevent or deter a change in control of us even when such a change may be in the best interests of all stockholders, could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale of Checkpoint or our assets, and might affect the prevailing market price of our common stock.

Use of proceeds
The net proceeds to us from the sale of 4,600,000 shares of our common stock will be approximately $18,100,000 million after deducting underwriting discounts and estimated offering expenses payable by us.
We expect to use the net proceeds from this offering:
•
to fund the ongoing development of our product candidates;

•
to potentially in-license, acquire, develop and commercialize additional drug candidates; and

•
for general corporate purposes.

The timing and amounts of our actual expenditures will depend on several factors, including the progress of and results from our research and development programs, the results of other pre-clinical and clinical studies and the timing, costs of regulatory approvals and the costs of establishing a commercial organization to sell, market and distribute our product candidates. Pending the uses described above, we will invest the net proceeds in short-term and long-term, investment grade, interest-bearing securities.
Dividend policy
We have never declared or paid any cash dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors.

Capitalization
The following table sets forth our capitalization as of September 30, 2017:
•
on an actual basis; and

•
on an as adjusted basis to reflect the sale of the 4,600,000 shares of common stock offered by us in this offering after deducting underwriting discounts and estimated offering expenses payable by us.

You should read this information together with our financial statements and the notes to those statements incorporated by reference into this prospectus supplement and the related prospectus.
September 30, 2017 (unaudited)	Actual	As Adjusted
	(in thousands, except share data)
Cash and cash equivalents	23,418	41,552
Stockholders’ equity:
Class A Common Stock, $0.0001 par value per share, 15,000,000 shares authorized; 7,000,000 issued and outstanding, actual and as adjusted	1	1
Common stock, $0.0001 par value per share, 35,000,000 shares authorized; 18,368,575 shares actual and 22,968,575 shares as adjusted, issued and outstanding	2	2
Additional paid-in capital	72,926	91,060
Common Stock Issuable, 0 shares actual and as adjusted	—	—
Accumulated deficit	(53,112)	(53,112)
Total stockholders’ equity	19,817	37,951
Total capitalization	19,817	37,951

The table assumes no exercise of the underwriters’ option to purchase additional shares of common stock and excludes the following shares:
•
4,331,106 shares of common stock issuable upon the exercise of outstanding warrants with a weighted average exercise price of  $6.62 per share;

•
60,000 shares of common stock issuable upon the exercise of outstanding stock options with a weighted average exercise price of  $5.43 per share; and

•
an aggregate of 3,101,000 shares of common stock reserved for future issuance under our incentive plan.

Dilution
Purchasers of the shares offered by this prospectus supplement and the accompanying prospectus will suffer immediate and substantial dilution in the net tangible book value per share of the common stock they purchase. Net tangible book value per share represents the amount of total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding as of September 30, 2017. Our net tangible book value as of September 30, 2017 was approximately $19,817,000, or approximately $0.78 per share of our common stock.
Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers in this offering and the net tangible book value per share of our common stock immediately after this offering. After giving effect to the sale of 4,600,000 shares of common stock in this offering at the public offering price of  $4.35 per share, and after deducting the underwriting discount and the estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2017 would have been approximately $1.27 per share of common stock. This represents an immediate increase in net tangible book value of  $0.49 per share of common stock to our existing stockholders and an immediate dilution in net tangible book value of  $3.08 per share of common stock to purchasers in this offering. The following table illustrates this per share dilution:
Public offering price per share		$4.35
Net tangible book value per share as of September 30, 2017	$0.78
Increase per share attributable to this offering	$0.49
As adjusted net tangible book value per share as of September 30, 2016 after this offering		$1.27
Dilution per share to new investors participating in this offering		$3.08
The above table is based on 25,368,575 shares of common stock and Class A common stock outstanding as of September 30, 2017, assumes no exercise of the underwriters’ option to purchase additional shares of common stock and excludes, as of that date:
•
4,331,106 shares of common stock issuable upon the exercise of outstanding warrants with a weighted average exercise price of  $6.62 per share;

•
60,000 shares of common stock issuable upon the exercise of outstanding stock options with a weighted average exercise price of  $5.43 per share; and

•
an aggregate of 3,101,000 shares of common stock reserved for future issuance under our incentive plan.

If the underwriters exercise in full their option to purchase 690,000 additional shares of our common stock, the as adjusted net tangible book value after this offering would be $1.33 per share, representing an increase in net tangible book value of  $0.55 per share to existing stockholders and immediate dilution in net tangible book value of  $3.02 per share to purchasers in this offering.
The foregoing table does not give effect to the exercise of any outstanding options or warrants. To the extent options and warrants are exercised, there may be further dilution to new investors.

Tax considerations
The following is a summary of material United States federal income tax consequences relating to the acquisition, ownership and disposition of our common stock as of the date hereof. Except where noted, this summary deals only with our common stock that is held as a capital asset by a “non-U.S. holder” (as defined below).
For purposes of this summary, a “non-U.S. holder” means a person (other than a partnership or any other entity treated as a partnership for United States federal income tax purposes) that is not for United States federal income tax purposes any of the following:
•
an individual citizen or resident of the United States;

•
a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is subject to United States federal income taxation regardless of its source; or

•
a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations (“Treasury Regulations”) to be treated as a United States person.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”) and Treasury Regulations, administrative rulings and judicial decisions currently in effect, all as of the date hereof and all subject to change at any time, possibly with retroactive effect, or to different interpretation by the Internal Revenue Service (“IRS”). This summary does not address all aspects of United States federal taxes and does not address any foreign, state, local or other tax considerations that may be relevant to non-U.S. holders in light of their personal circumstances. In addition, this summary does not represent a detailed description of the United States federal income tax consequences applicable to holders that are subject to special treatment under the United States federal income tax laws (including a holder that is a United States expatriate, “controlled foreign corporation,” “passive foreign investment company,” “real estate investment trust,” “regulated investment company,” dealer in securities or currencies, financial institution, tax-exempt entity, insurance company, person holding our common stock as part of a hedging, integrated, conversion or constructive sale transaction or a straddle, trader in securities that elects to use a mark-to-market method of accounting, person liable for the alternative minimum tax, person who acquired our common stock as compensation for services, person required to recognize any items of gross income with respect to our common stock being taken into account in an applicable financial statement, or a partnership or other pass-through entity, or partner in a partnership or beneficial owner of a pass-through entity that holds our common stock for United States federal income tax purposes). We cannot provide assurance that a change in law will not alter significantly the tax considerations that we describe in this summary.
If a partnership holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Non-U.S. holders that are partners of a partnership holding our common stock should consult their tax advisors.
Non-U.S. holders considering the purchase of our common stock should consult their own tax advisors concerning the particular United States federal income and estate tax consequences of the ownership of our common stock, as well as the consequences arising under the laws of any other taxing jurisdiction.
Dividends
Distributions paid on our common stock will be taxable as dividends to the extent paid out of current or accumulated earnings and profits, as determined under United States federal income tax principles. Dividends paid to a non-U.S. holder of our common stock generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment) are not subject to withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to United States federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.
A non-U.S. holder of our common stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to complete IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form) and certify under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if the common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable Treasury Regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.
A non-U.S. holder of our common stock eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.
Gain on disposition of our common stock
Any gain realized on the disposition of our common stock by a non-U.S. holder generally will not be subject to United States federal income tax unless:
•
the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

•
the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•
we are or have been a “United States real property holding corporation” for United States federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or such non-U.S. holder’s holding period for our common stock and such non-U.S. holder held (at any time during the shorter of the five-year period ending on the date of the disposition or such non-U.S. holder’s holding period) more than 5% of our common stock.

An individual non-U.S. holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the sale under regular graduated United States federal income tax rates. If a non-U.S. holder that is a foreign corporation falls under the first bullet point immediately above, it will be subject to tax on its net gain in the same manner as if it were a United States person as defined under the Code and, in addition, may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty.
We believe we have not been and are not currently a “United States real property holding corporation” for United States federal income tax purposes; however, no assurance can be given that we will not become one in the future. If, however, we are or become a “United States real property holding corporation,” so long as our common stock continues to be regularly traded on an established securities market, only a non-U.S. holder who holds, or held (at any time during the shorter of the five-year period ending on the date of disposition or the non-U.S. holder’s holding period) more than 5% of our common stock will be subject to United States federal income tax on the disposition of the common stock. Non-U.S. holders should consult their own tax advisors about the consequences that could result if we are, or become, a “United States real property holding corporation.”
Information reporting and backup withholding
We must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder will be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.
Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our common stock within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s United States federal income tax liability provided the required information is furnished to the IRS.
FATCA withholding requirements
Under Sections 1471 through 1474 of the Code, the Treasury Regulations and official guidance promulgated thereunder and certain intergovernmental agreements entered into between the United States and certain foreign governments (collectively referred to as “FATCA”), the relevant withholding agent may be required to withhold 30% of any dividends on our common stock, and, beginning in 2019, on the gross proceeds from the sales of our common stock paid to (i) a foreign financial institution unless such foreign financial institution agrees to verify, report and disclose its U.S. accountholders and meets certain other specified requirements (including the local law requirements of a relevant non-U.S. jurisdiction under an applicable intergovernmental agreement) or (ii) a non-financial foreign entity that is the beneficial owner of the payment unless such entity certifies that it does not have any substantial United States owners or provides the name, address and taxpayer identification number of each substantial United States owner and such entity meets certain other specified requirements. Prospective investors are encouraged to consult with their independent tax advisers as to the potential impact of FATCA on their acquisition, ownership and disposition of our common stock based on their particular situations.

Underwriting (Conflicts of Interest)
National Securities Corporation is acting as sole book-running manager for this offering and acting as representative of the underwriters named below. Subject to the terms and conditions set forth in the underwriting agreement between us and the underwriters, we have agreed to sell to the underwriters, and the underwriters have agreed to purchase from us, shares of common stock. Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed to purchase all of the shares sold under the underwriting agreement if any of the shares are purchased.
Underwriters	Number of Shares
National Securities Corporation	4,554,000
H.C. Wainwright & Co., LLC	46,000
Total	4,600,000
We have agreed to indemnify the underwriters, their affiliates, their respective officers, directors, employees and agents, and each person, if any, who controls the underwriters within the meaning of Section 15 of the Securities Act, against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions.
National Securities Corporation has advised us that the underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus supplement. After the initial offering of the shares, the public offering price or any other term of the offering may be changed by National Securities Corporation.
Underwriting Discount and Expenses
The following table summarizes the per share underwriting discount to the public offering price of the shares offered pursuant to this prospectus supplement. These amounts are shown assuming both no exercise and full exercise of the option to purchase additional shares described below. We have also agreed to pay up to $75,000 of the out-of-pocket fees and expenses of the underwriters, which includes the fees and expenses of counsel to the underwriters. The fees and expenses of the underwriters that we have agreed to reimburse are not included in the underwriting discount set forth in the table below. The underwriting discount was determined through arms’ length negotiations between us and the underwriters.
		Total
	Per Share	Without Exercise of Option to Purchase Additional Shares	With Exercise of Option to Purchase Additional Shares
Public offering price	$4.35	$20,010,000	$3,001,500
Underwriting discount for common stock to be paid by us	$0.348*	$1,600,800	$240,120
Proceeds to us, before expenses	$4.002	$18,409,200	$2,761,380

*
Represents the per share underwriting discount for the firmly committed shares. The underwriting discount for the shares subject to the underwriter’s option to purchase additional shares is $0.348 per share.

The underwriters have advised us that it proposes to offer the shares to the public at the price listed on the cover page of this prospectus supplement.
We have agreed to indemnify Lake Street Capital Markets, LLC (“Lake Street”) against liabilities incurred in connection with acting as qualified independent underwriter, including liabilities under the Securities Act. Lake Street will undertake the legal responsibilities and liabilities of an underwriter under the Securities Act, specifically including those inherent in Section 11 thereof. We have agreed that Lake Street will receive a fixed fee of  $50,000, to be paid by the Company at the time of the closing of this offering, for serving as qualified independent underwriter in connection with the offering. In addition, whether or not the transactions contemplated by this prospectus supplement are consummated or this underwriting agreement is terminated, we will pay or cause to be paid all expenses (including the reasonable fees and disbursements of separate counsel to Lake Street) incurred in connection with serving as the qualified independent underwriter (up to a maximum of  $5,000), with such amount to be paid by us upon request of the Lake Street at or before the time of the closing of this offering.
We estimate that the total expenses of the offering, excluding the underwriting discount, will be approximately $275,000. This includes $75,000 of the out-of-pocket fees and expenses of the underwriters and the $50,000 for the fixed-fee payment to the qualified independent underwriter. These expenses are payable by us.
After deducting fees due to the underwriters and our estimated offering expenses, we expect our net proceeds from this offering to be approximately $18,100,000.
Option to Purchase Additional Shares
We have granted to the underwriters an option, exercisable not later than 45 days after the date of this prospectus, to purchase up to an additional 690,000 shares of our common stock (up to 15% of the shares firmly committed in this offering) at the public offering price, less an underwriting discount of  $0.348 per share. If any additional shares of our common stock are purchased pursuant to the option, the underwriters will offer these additional shares of our common stock on the same terms as those on which the other shares of common stock are being offered hereby.
No Sales of Similar Securities
Our executive officers and directors and certain of our existing security holders have agreed not to sell or transfer any common stock or securities convertible into or exchangeable or exercisable for common stock, for 90 days after the date of this prospectus supplement, subject to specified exceptions, without first obtaining the written consent of National Securities Corporation. Specifically, these persons have agreed, with certain limited exceptions, not to directly or indirectly:
•
offer, pledge, sell, assign, transfer, lend, contract to sell any common stock;

•
sell any option or contract to purchase any common stock;

•
purchase any option or contract to sell any common stock;

•
grant any option, right or warrant to purchase any common stock;

•
otherwise transfer or dispose of any common stock;

•
exercise any right with respect to the registration of any, or file or cause to be filed any registration statement in connection with common stock;

•
enter into any swap, hedge or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of common stock, whether any such swap or transaction is to be settled by delivery of common stock or other securities, in cash or otherwise; or

•
engage in any short selling of any common stock.

This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.
Listing
Our common stock is listed on the NASDAQ Capital Market under the symbol “CKPT.”

Stabilization
Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, National Securities Corporation may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.
In connection with the offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the closing of the offering.
Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the NASDAQ Capital Market, in the over-the-counter market or otherwise.
Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriters make any representation that they will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Electronic Distribution
In connection with the offering, the underwriters or certain securities dealers may distribute prospectuses by electronic means, such as e-mail.
Conflicts of Interest
National Securities Corporation is acting as representative for the underwriters in connection with this offering. An affiliate of Fortress holds a majority interest in National Securities Corporation and we are a majority controlled subsidiary of Fortress. As a result, National Securities Corporation is deemed to have a “conflict of interest” under Rule 5121(f)(5) of FINRA. Accordingly, this offering will be conducted in accordance with the applicable provisions of Rule 5121, which requires, among other things, that a “qualified independent underwriter” participate in the preparation of, and exercise the usual standards of “due diligence” with respect to, the registration statement and this prospectus. Lake Street has agreed to act as a “qualified independent underwriter” within the meaning of Rule 5121 in connection with this offering.
Other Relationships
The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which it may in the future receive customary fees, commissions and expenses.
In addition, in the ordinary course of its business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Legal matters
Alston & Bird LLP, New York, New York, has passed upon certain legal matters regarding the shares offered by this prospectus supplement. McGuireWoods LLP is counsel to the underwriters in connection with this offering.
Experts
The balance sheet of Checkpoint Therapeutics, Inc. as of December 31, 2016 and the related statements of operations, stockholders’ equity, and cash flows for the year ended December 31, 2016 have been audited by BDO USA, LLP, independent registered public accounting firm, as stated in their report which is incorporated herein. Such financial statements have been incorporated herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.
The balance sheet of Checkpoint Therapeutics, Inc. as of December 31, 2015 and the related statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2015, and for the period from November 10, 2014 (inception) to December 31, 2014 have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein. Such financial statements have been incorporated herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.
Where you can find more information
We file annual, quarterly and current reports, proxy statements, and other information with the SEC. You may read and copy any documents we have filed with the SEC at its Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We also file these documents with the SEC electronically. You can access the electronic versions of these filings on the SEC’s Internet website found at http://www.sec.gov. You can also obtain copies of materials we file with the SEC, free of charge, from our Internet website found at www.checkpointtx.com. Information contained on our website does not constitute part of this prospectus supplement or the accompanying prospectus. Our stock is quoted on the Nasdaq Capital Market under the symbol “CKPT.”
Incorporation of certain information by reference
The SEC allows us to “incorporate by reference” the information we file with them which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement and accompanying prospectus. The information incorporated by reference is considered to be part of this prospectus supplement and accompanying prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of the offering (other than, unless otherwise specifically indicated, current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items):
•
Our Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 2016, filed with the SEC on March 17, 2017 and March 21, 2017, respectively;

•
Our Description of Securities on Form 8-A filed on June 22, 2017;

•
Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017, and September 30, 2017 filed with the SEC on May 10, 2017, August 9, 2017 and November 3, 2017, respectively; and

•
Our Current Reports on Form 8-K filed with the SEC on January 6, 2017, June 20, 2017, June 27, 2017, October 5, 2017, and December 4, 2017.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus supplement and the related prospectus is delivered, a copy of any or all of the information that we have incorporated by reference into this prospectus supplement and the related prospectus, but not delivered with this prospectus supplement and the related prospectus (see Item 12(c)(1)(i) of Form S-3). We will provide this information upon written or oral request at no cost to the requester. You may request this information by contacting our corporate headquarters at the following address: 2 Gansevoort St., 9th Floor, New York, New York 10014, Attn: Chief Financial Officer, or by calling (718) 652-4500.

PROSPECTUS
$100,000,000
Common Stock
Warrants
Debt Securities
Units

We may offer and sell an indeterminate number of shares of our common stock from time to time under this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.
We may offer our common stock in one or more offerings in amounts, at prices, and on terms determined at the time of the offering. We may sell our common stock through agents we select or through underwriters and dealers we select. If we use agents, underwriters or dealers, we will name them and describe their compensation in a prospectus supplement.
This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.
Our common stock are listed for trading on the Nasdaq Capital Market under the symbol CKPT.
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act and will therefore be subject to reduced reporting requirements.
Investing in our common stock involves risks.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is December 1, 2017

i

CHECKPOINT THERAPEUTICS, INC.
We are a clinical-stage, immuno-oncology biopharmaceutical company focused on the acquisition, development and commercialization of novel, non-chemotherapy, immune-enhanced combination treatments for patients with solid tumor cancers. We aim to acquire rights to these technologies by licensing the rights or otherwise acquiring an ownership interest in the technologies, funding their research and development and eventually either out-licensing or bringing the technologies to market. Our broad pipeline consists of fully-human, immuno-oncology and checkpoint inhibitor antibodies licensed from the Dana-Farber Cancer Institute (“Dana-Farber”) that target programmed death-ligand 1 (“PD-L1”); glucocorticoid-induced TNFR-related protein (“GITR”); and carbonic anhydrase IX (“CAIX”). We commenced a Phase 1 clinical study for our anti-PD-L1 antibody in October 2017, and our anti-GITR and anti-CAIX antibodies are in preclinical development. In addition, we are developing three oral, small-molecule, targeted anti-cancer agents that inhibit epidermal growth-factor receptor (“EGFR”) mutations, the bromodomain and extra-terminal (“BET”) protein BRD4, and poly (ADP-ribose) polymerase (“PARP”). We submitted an investigational new drug (“IND”) application to the U.S. Food and Drug Administration (“FDA”) for our EGFR inhibitor, CK-101, which was accepted in August 2016, and in September 2016 we dosed the first patient in a Phase 1/2 clinical trial. The Phase 1 portion of the study is evaluating the safety and tolerability of ascending doses of CK-101 in patients with advanced solid tumors to determine the maximum tolerated dose and / or recommended dose for the Phase 2 portion of the study. The Phase 2 portion will evaluate the safety and efficacy of CK-101 in patients with EGFR T790M mutation-positive non-small cell lung cancer (“NSCLC”). In September 2017, we received Orphan Drug Designation for the treatment of EGFR mutation-positive NSCLC. Our BET inhibitor is in preclinical development. We are currently developing a clinical program for our PARP inhibitor. We will also seek to expand our pipeline to create additional proprietary combination therapies that leverage the immune system and complimentary mechanisms. We have also entered into various collaboration agreements with TG Therapeutics, Inc. (“TGTX”), a related party, to develop and commercialize certain assets in connection with our licenses in the field of hematological malignancies, while we retain the right to develop and commercialize these assets in solid tumors. To date, we have not received approval for the sale of any product candidate in any market and, therefore, have not generated any product sales from any product candidates. In addition, we have incurred substantial operating losses since our inception, and expect to continue to incur significant operating losses for the foreseeable future and may never become profitable. As of September 30, 2017, we have an accumulated deficit of  $53.1 million.
We are a majority controlled subsidiary of Fortress Biotech, Inc. (“Fortress”).
Our principal executive offices are located at 2 Gansevoort Street, 9th Floor, New York, New York 10014, and our telephone number is 781-652-4500. We maintain a website on the Internet at www.checkpointtx.com and our e-mail address is info@checkpointtx.com. Our Internet website, and the information contained on it, are not to be considered part of this prospectus.

THE OFFERING
Use of proceeds
We intend to use the net proceeds of any offering as set forth in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC, Washington, D.C. 20549, a registration statement on Form S-3 under the Securities Act with respect to the common stock offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company and its common stock, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference. A copy of the registration statement, including the exhibits and schedules thereto, may be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at www.sec.gov, from which interested persons can electronically access the registration statement, including the exhibits and any schedules thereto.
We are subject to the information reporting requirements of the Exchange Act, and we file periodic reports and other information with the SEC. All documents filed with the SEC are available for inspection and copying at the addresses set forth above. We also maintain an Internet site at www.checkpointtx.com. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS
In this prospectus, unless the context suggests otherwise, references to “Checkpoint Therapeutics,” “Checkpoint,” the “Company,” “we,” “us” and “our” refer to Checkpoint Therapeutics, Inc.
This prospectus is part of a “shelf” registration statement that we filed with the SEC. By using a shelf registration statement, we may sell our securities, as described in this prospectus, from time to time in one or more offerings. We may use the shelf registration statement to offer and sell securities described in this prospectus. Each time we sell securities, we will provide a prospectus or prospectus supplement to this prospectus that contains specific information about the terms of such offering. The prospectus or prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and any supplement, together with the additional information incorporated into this prospectus or described under the heading “Where You Can Find More Information.”
You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus or prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and have incorporated by reference, is accurate as of the date on the front cover of this prospectus only, or when such document was filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since the relevant date.
Neither we, nor any of our officers, directors, agents or representatives or underwriters, make any representation to you about the legality of an investment. You should not interpret the contents of this prospectus, any prospectus supplement, or any free writing prospectus to be legal, business, investment or tax advice. You should consult with your own advisors for that type of advice and consult with them about the legal, tax, business, financial and other issues that you should consider before investing in our common stock.
We will not use this prospectus to offer and sell securities unless it is accompanied by a prospectus or prospectus supplement that more fully describes the terms of the offering.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus and accompanying prospectus. The information incorporated by reference is considered to be part of this prospectus and accompanying prospectus, and later information that we file with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below (other than, unless otherwise specifically indicated, current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items):
a)
Our Annual Report on Form 10-K for the year ended December 31, 2016;

b)
Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017;

c)
Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017;

d)
Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017;

e)
Our Current Reports on Form 8-K filed with the SEC on January 6, 2017, June 20, 2017, June 27, 2017 and October 5, 2017;

f)
Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2017; and

g)
The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on June 22, 2017.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

Description Of Capital Stock
The following description summarizes the material terms of Checkpoint capital stock as of the date of this registration statement. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of our capital stock, you should refer to our certificate of incorporation, our bylaws and to the provisions of applicable Delaware law.
Our common stock is traded on The Nasdaq Capital Market, or the Exchange, under the symbol “CKPT.” The last reported sale price of our common stock on November 7, 2017 was $5.50 per share.
The authorized capital stock of Checkpoint consists of 50,000,000 shares of common stock, of which 15,000,000 shares have been designated as Class A common stock. The description of our Class A Common Stock in this item is for information purposes only. All of the Class A common stock has been issued to Fortress. Class A common stock is identical to common stock other than as to voting rights, the election of directors for a definite period, and conversion rights. On any matter presented to our stockholders for their action or consideration at any meeting of our stockholders (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Class A common stock will be entitled to cast for each share of Class A common stock held by such holder as of the record date for determining stockholders entitled to vote on such matter, the number of votes that is equal to one and one-tenth (1.1) times a fraction, the numerator of which is the sum of the shares of outstanding common stock and the denominator of which is the number of shares of outstanding Class A common stock. Thus, the Class A common stock will at all times constitute a voting majority. For a period of ten (10) years from the date of the first issuance of shares of Class A common stock (the “Class A Director Period”), the holders of record of the shares of Class A common stock (or other capital stock or securities issued upon conversion of or in exchange for the Class A common stock), exclusively and as a separate class, will be entitled to appoint or elect the majority of the directors of Checkpoint (the “Class A Directors”). Finally, each share of Class A common stock is convertible, at the option of the holder, into one fully paid and nonassessable share of common stock (the “Conversion Ratio”), subject to certain adjustments.
If Checkpoint at any time effects a subdivision of the outstanding common stock (or other capital stock or securities at the time issuable upon conversion of the Class A common stock) by any stock split, stock dividend, recapitalization or otherwise, the applicable Conversion Ratio in effect immediately before that subdivision will be proportionately decreased so that the number of shares of common stock (or other capital stock or securities at the time issuable upon conversion of the Class A common stock) issuable on conversion of each share of Class A common stock will be increased in proportion to such increase in the aggregate number of shares of common stock (or other capital stock or securities at the time issuable upon conversion of the Class A common stock) outstanding. If Checkpoint at any time combines the outstanding shares of common stock, the applicable Conversion Ratio in effect immediately before the combination will be proportionately increased so that the number of shares of common stock (or other capital stock or securities at the time issuable upon conversion of the Class A common stock) issuable on conversion of each share of Class A common stock will be decreased in proportion to such decrease in the aggregate number of shares of common stock (or other capital stock or securities at the time issuable upon conversion of the Class A common stock) outstanding. Additionally, if any reorganization, recapitalization, reclassification, consolidation or merger involving Checkpoint occurs in which the common stock (but not the Class A common stock) is converted into or exchanged for securities, cash or other property (other than a transaction involving the subdivision or combination of the common stock), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Class A common stock becomes convertible into the kind and amount of securities, cash or other property which such Class A Stockholder would have been entitled to receive had he or she converted the Class A Shares immediately before said transaction. In such case, appropriate adjustment (as determined in good faith by the Board of Directors of Checkpoint) will be made in the application of the provisions of Checkpoint’s Amended and Restated Certificate of Incorporation relating the subdivision or combination of the common stock with respect to the rights and interests thereafter of the holders of the Class A common stock, such that the provisions set forth in of Checkpoint’s Amended and Restated Certificate of Incorporation relating to the subdivision or combination of the common stock (including the provisions with respect to changes in and other adjustments of the applicable Conversion Ratio) will thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Class A common stock. Checkpoint is not authorized to issue preferred stock.
Other features of our common stock include:
•
Dividend Rights.   The holders of outstanding shares of our common stock, including Class A common stock, are entitled to receive dividends out of funds legally available at the times and in the amounts that our board of directors may determine. All dividends are non-cumulative.

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Voting Rights.   The holders of our common stock are entitled to one vote for each share of common stock held on all matters submitted to a vote of the stockholders, including the election of directors, except as to the Class A Directors during the Class A Director Period. Our certificate of incorporation and bylaws do not provide for cumulative voting rights.

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No Preemptive or Similar Rights.   The holders of our common stock have no preemptive, conversion, or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock.

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Right to Receive Liquidation Distributions.   Upon our liquidation, dissolution, or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock, including Class A common stock, outstanding at that time after payment of other claims of creditors, if any.

•
Fully Paid and Non-Assessable.   All of the outstanding shares of our common stock, including Class A common stock, are, and the shares of our common stock to be issued pursuant to this offering will be, duly issued, fully paid and non-assessable.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase shares of our common stock in one or more series together with other securities or separately, as described in each applicable prospectus supplement.
The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms will include some or all of the following:
•
the title of the warrants;

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the aggregate number of warrants offered;

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the designation, number and terms of the shares of common stock purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

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the exercise price of the warrants;

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the dates or periods during which the warrants are exercisable;

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the designation and terms of any securities with which the warrants are issued;

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if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

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if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

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any minimum or maximum amount of warrants that may be exercised at any one time;

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any terms relating to the modification of the warrants;

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any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

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any other specific terms of the warrants.

DESCRIPTION OF DEBT SECURITIES
We may offer debt securities which may be senior, subordinated or junior subordinated and may be convertible. Unless otherwise specified in the applicable prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into between us and a trustee. We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.
The following description briefly sets forth certain general terms and provisions of the debt securities that we may offer. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description.
Debt Securities
The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time pursuant to a supplemental indenture entered into between us and the trustee or an order delivered by us to the trustee. For each series of debt securities we offer, a prospectus supplement accompanying this prospectus will describe the following terms and conditions of the series of debt securities that we are offering, to the extent applicable:
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title and aggregate principal amount;

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whether the debt securities will be senior, subordinated or junior subordinated;

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applicable subordination provisions, if any;

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provisions regarding whether the debt securities will be convertible or exchangeable into other securities or property of the Company or any other person;

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percentage or percentages of principal amount at which the debt securities will be issued;

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maturity date(s);

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interest rate(s) or the method for determining the interest rate(s);

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whether interest on the debt securities will be payable in cash or additional debt securities of the same series;

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dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

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whether the amount of payment of principal of, premium, if any, or interest on the debt securities may be determined with reference to an index, formula or other method;

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redemption, repurchase or early repayment provisions, including our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

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if other than the debt securities’ principal amount, the portion of the principal amount of the debt securities that will be payable upon declaration of acceleration of the maturity;

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authorized denominations;

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form;

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amount of discount or premium, if any, with which the debt securities will be issued, including whether the debt securities will be issued as “original issue discount” securities;

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the place or places where the principal of, premium, if any, and interest on the debt securities will be payable;

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where the debt securities may be presented for registration of transfer, exchange or conversion;

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the place or places where notices and demands to or upon the Company in respect of the debt securities may be made;

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whether the debt securities will be issued in whole or in part in the form of one or more global securities;

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if the debt securities will be issued in whole or in part in the form of a book-entry security, the depository or its nominee with respect to the debt securities and the circumstances under which the book-entry security may be registered for transfer or exchange or authenticated and delivered in the name of a person other than the depository or its nominee;

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whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

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the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

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the guarantors, if any, of the debt securities, and the extent of the guarantees and any additions or changes to permit or facilitate guarantees of such debt securities;

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any covenants applicable to the particular debt securities being issued;

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any defaults and events of default applicable to the debt securities, including the remedies available in connection therewith;

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currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

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time period within which, the manner in which and the terms and conditions upon which the Company or the purchaser of the debt securities can select the payment currency;

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securities exchange(s) on which the debt securities will be listed, if any;

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whether any underwriter(s) will act as market maker(s) for the debt securities;

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extent to which a secondary market for the debt securities is expected to develop;

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provisions relating to defeasance;

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provisions relating to satisfaction and discharge of the indenture;

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any restrictions or conditions on the transferability of the debt securities;

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provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

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any addition or change in the provisions related to compensation and reimbursement of the trustee;

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provisions, if any, granting special rights to holders upon the occurrence of specified events;

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whether the debt securities will be secured or unsecured, and, if secured, the terms upon which the debt securities will be secured and any other additions or changes relating to such security; and

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any other terms of the debt securities that are not inconsistent with the provisions of the Trust Indenture Act (but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General
One or more series of debt securities may be sold as “original issue discount” securities. These debt securities would be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.
United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.
Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.
The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.
We expect most debt securities to be issued in fully registered form without coupons and in denominations of  $2,000 and any integral multiples thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.
Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.
Governing Law
The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF UNITS
We may issue, in one more series, units comprised of shares of our common stock, warrants to purchase common stock, debt securities or any combination of those securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
We may evidence units by unit certificates that we issue under a separate agreement. We may issue the units under a unit agreement between us and one or more unit agents. If we elect to enter into a unit agreement with a unit agent, the unit agent will act solely as our agent in connection with the units and will not assume any obligation or relationship of agency or trust for or with any registered holders of units or beneficial owners of units. We will indicate the name and address and other information regarding the unit agent in the applicable prospectus supplement relating to a particular series of units if we elect to use a unit agent.
We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:
•
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•
any provisions of the governing unit agreement that differ from those described herein; and

•
any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The other provisions regarding our common stock, warrants and debt securities as described in this section will apply to each unit to the extent such unit consists of shares of our common stock, warrants and/or debt securities.

Plan Of Distribution
We may sell the securities covered in this prospectus in any of three ways (or in any combination):
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through underwriters or dealers;

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directly to a limited number of purchasers or to a single purchaser; or

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through agents.

Each time that we use this prospectus to sell securities, we will also provide a prospectus supplement that contains the specific terms of the offering. The prospectus supplement will set forth the terms of the offering of the securities, including:
•
the name or names of any underwriters, dealers or agents and the amounts of any securities underwritten or purchased by each of them; and

•
the public offering price of the common stock and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of securities.
We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.
We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.
Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

Legal Matters
Certain legal matters will be passed upon for us by Alston & Bird LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
Experts
The balance sheet of Checkpoint Therapeutics, Inc. as of December 31, 2016 and the related statements of operations, stockholders’ equity, and cash flows for the year ended December 31, 2016 have been audited by BDO USA, LLP, independent registered public accounting firm, as stated in their report which is incorporated herein. Such financial statements have been incorporated herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.
The balance sheet of Checkpoint Therapeutics, Inc. as of December 31, 2015 and the related statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2015, and for the period from November 10, 2014 (inception) to December 31, 2014 have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein. Such financial statements have been incorporated herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

4,600,000 shares
Common Stock
Prospectus Supplement
National Securities Corporation
H.C. Wainwright & Co.
March 8, 2018